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                                                                    EXHIBIT 99.5

NEOFORMA.COM AND NOVATION AFFIRM EXCLUSIVE E-COMMERCE AGREEMENT;

VHA, UHC STOCK AND WARRANT TERMS RESTRUCTURED;

NEOFORMA.COM, ECLIPSYS AND HEALTHVISION ANNOUNCE STRATEGIC RELATIONSHIP INSTEAD OF MERGERS

SANTA CLARA, CA --MAY 25, 2000-- Neoforma.com, Inc. (NASDAQ: NEOF) today announced that it has reaffirmed its exclusive 10-year agreement to provide e-commerce procurement services for Novation. Neoforma.com also announced modifications to the structure and terms of its stock and warrant transactions with VHA Inc. and University HealthSystem Consortium (UHC), the national healthcare alliances that own Novation.


In a related announcement, Neoforma.com, Eclipsys Corporation (NASDAQ: ECLP) and HEALTHvision, Inc. today jointly announced that they have agreed by mutual consent to terminate, effective immediately, their proposed mergers announced March 30, 2000. Instead, Neoforma.com, Eclipsys and HEALTHvision have entered into a strategic commercial relationship that will include a co-marketing and distribution arrangement between Neoforma.com and HEALTHvision. The arrangement includes the use of Eclipsys' eWebIT(TM) enterprise application integration
(EAI) technology and professional services to enhance the integration of legacy applications with Neoforma.com's e-commerce platform.


Under the terms of the modified Novation agreements, VHA will receive 46.3 million shares, representing approximately 36% of Neoforma.com, and UHC will receive 11.3 million shares, representing approximately 9% of Neoforma.com. In addition, under new warrants to be issued to VHA and UHC, VHA and UHC will have the opportunity to earn up to 30.8 million and 7.5 million additional Neoforma.com shares, respectively, over a four-year period by meeting certain performance targets. These targets are based upon the historical purchasing volume of VHA- and UHC-member healthcare organizations that sign up to use Neoforma.com's e-commerce exchange. The targets increase annually to total healthcare organizations representing approximately $22 billion of combined purchasing volume at the end of the fourth year. The warrants will have a strike price of $0.01. On a pro forma basis, including shares issuable upon the exercise of Neoforma.com's existing options and warrants, and



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VHA and UHC earning all of the shares underlying the performance-based warrants,
Neoforma.com would have approximately 175 million shares outstanding. The issuance of the Neoforma.com stock and performance-based warrants to VHA and UHC are subject to the approval of Neoforma.com's stockholders.


In connection with the new agreements, two of the seven seats on the Neoforma.com Board of Directors will be filled by VHA designees after closing of the transaction. Subject to certain exceptions, VHA has agreed to vote any Neoforma.com shares it owns in excess of 20% of outstanding Neoforma.com stock in the same proportion as all other stockholders. Subject to certain exceptions, UHC has agreed to vote any Neoforma.com shares it owns in excess of 9% of outstanding Neoforma.com stock in the same proportion as all other stockholders. VHA and UHC have also agreed to certain other restrictions on acquisitions and transfers of Neoforma.com stock.


"Neoforma.com has received a very enthusiastic and positive reaction from potential Novation customers that want to move quickly to shift procurement to the e-commerce platform. Unfortunately, this has been overshadowed by the market's reaction to the proposed mergers with Eclipsys and HEALTHvision. As a result, we believe that it is more appropriate to be singularly focused on the healthcare supply chain and to use commercial relationships with HEALTHvision and Eclipsys to achieve many of the potential synergies we had anticipated in our mergers. We believe that the new structure of our stock and warrant arrangements with VHA and UHC more closely aligns the incentives of our organizations to help drive buyers and sellers to our online marketplace," said Bob Zollars, chairman, president and chief executive officer of Neoforma.com.


Mark McKenna, Novation's president, said, "We are excited about the advantages and value that our relationship with Neoforma.com offers our members in managing their supply expenses and inventories. We have already made significant progress in our relationship with Neoforma.com, including the establishment of supplier and buyer relationship management teams and a targeted implementation strategy. We anticipate members will be able to begin conducting purchase transactions as early as the third quarter of this year."


Curt Nonomaque, VHA executive vice president, noted, "We believe the increased efficiencies, reduced costs and ease-of-use features that Neoforma.com's B2B technology provides will significantly benefit both Novation's member organizations as well as other health care providers. In addition, VHA is creating a separate cooperative pool and will distribute Neoforma.com stock to our members in proportion to their dollar volume of purchases through Neoforma to further align incentives. In addition, the new strategic partnership involving Neoforma.com, HEALTHvision and Eclipsys offers additional benefits for healthcare organizations seeking to integrate and use Internet technology. These agreements build on existing customer relationships with HEALTHvision and Eclipsys that provide the Web-based solutions that enable hospitals to connect with their physicians and communities."


Edward Schwartz, executive vice president at UHC, indicated, "We're pleased that the relationship with Neoforma.com is moving forward and that UHC's members will be able to gain value from it. We're also excited to announce that the first organization to sign up for the exchange through Novation is a UHC member, the Medical College of Virginia Hospitals in


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Richmond, Virginia."


Scott Decker, HEALTHvision chief executive officer, said, "We're pleased that through our relationships with Neoforma.com and Eclipsys we will be able to offer customers a comprehensive e-Health solution. HEALTHvision's customers will be able to quickly take advantage of Neoforma.com's expertise in supply chain management because Neoforma.com's contributions will nicely complement our existing services. HEALTHvision currently provides Web-based services to more than 1,200 hospitals, and the potential addition of e-commerce capabilities has already generated a great deal of interest and demand."


According to Zollars, the agreement with Novation creates immediate potential scale for Neoforma.com's e-commerce platform, as Novation represents more than 30% of U.S. procurement in healthcare with a membership that includes many of the nation's largest and most respected healthcare organizations and physicians. Novation also brings an existing base of relationships with a wide range of healthcare suppliers, essential to the success of an e-commerce offering. Novation plans to be active in recruiting other suppliers to the Neoforma.com marketplace. Novation already provides its alliance members with highly regarded and utilized Web-enabled tools, including an online catalog, Web-based tools for cross-referencing and standardization.


ABOUT NEOFORMA.COM, INC.
Neoforma.com is a leading provider of business-to-business e-commerce services in the large and highly fragmented market for medical equipment and supplies. Neoforma.com offers three primary services that together address the entire healthcare purchasing lifecycle, from planning through procurement to liquidation. Neoforma Shop service provides a unified marketplace where purchasers can easily locate and buy new medical products, and suppliers can access new customers and markets. Neoforma Auction service creates an efficient marketplace for idle assets by enabling users to list, sell and buy used, refurbished and surplus medical products. Neoforma Plan service provides interactive content to healthcare facility planners to reduce the complexities of planning and outfitting facilities. For more information, visit the company's Web site at www.neoforma.com.


ABOUT NOVATION
Novation, the supply company of VHA and UHC, two national healthcare alliances, is based in Irving, TX. Novation serves the purchasing needs of 6,500 healthcare organizations nationwide, the members and affiliates of VHA, UHC and HealthCare Purchasing Partners Intl., LLC (HPPI). The largest supply cost management organization in healthcare, Novation manages more than $14 billion in annual purchases for VHA, UHC and HPPI members. For more information on Novation, go to www.novationco.com.


ABOUT VHA
VHA is a nationwide network of 1,900 leading community-owned healthcare organizations and their affiliated physicians. The VHA alliance comprises 27 percent of the nation's community hospitals, including many of the nation's largest and most respected institutions. VHA offers programs and services to improve financial and clinical performance, and as a cooperative distributes income annually to members based on their participation. In December 1999, VHA was named one of the "100 Best Companies to Work For" by Fortune magazine. For more information on VHA, go to www.VHA.com.


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ABOUT UNIVERSITY HEALTHSYSTEM CONSORTIUM
University HealthSystem Consortium (UHC), based in Oak Brook, IL, is an alliance of 82 academic medical centers and 78 associate members. UHC represents approximately 70 percent of the academic medical centers in the United States. For more information on UHC, go to www.uhc.edu.

Cautionary Note Regarding Forward-Looking Statements. This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. These forward-looking statements include statements related to: the modifications to the transactions among Neoforma.com, Novation, VHA and UHC; the termination of the merger agreements among Neoforma.com, Eclipsys and HEALTHvision, and the entry of Neoforma.com, Eclipsys and HEALTHvision into commercial arrangements; the acceptance of Novation customers of Neoforma.com's e-commerce exchange; the ability of Neoforma.com to integrate Novation's healthcare organizations into the Neoforma.com e-commerce exchange; and the ability of the commercial agreement with Novation to generate substantial revenues for Neoforma.com. These forward-looking statements involve a number of risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include that these transactions may not be consummated due to the failure to obtain regulatory or other approvals or the failure of the Neoforma.com stockholders to approve the issuance of stock and warrants to VHA and UHC; the ability of Neoforma.com to compete effectively with larger competitors or consortiums of healthcare suppliers that have greater resources; the ability of Neoforma.com to retain and hire key executives, technical personnel and other employees; the ability of Neoforma.com to manage its growth and related technological challenges; the ability of Neoforma.com to successfully manage its changing relationships with its partners, suppliers and strategic customers; the willingness of Neoforma.com's customers to accept its new service offerings; the risk that healthcare providers may not adopt the Internet for electronic commerce as rapidly as anticipated; the risk that security breakdowns on the Internet might adversely affect the growth of electronic commerce; and increasing competition in the various markets serviced by Neoforma.com. These risks and other risks, are described in Neoforma.com's periodic reports filed with the SEC including its Form 10-K for the year ended December 31, 1999 and its Form 10-Q for the quarter ended March 31, 2000. Neoforma.com assumes no obligation to update the forward-looking information contained in this news release.


Neoforma.com, Inc., and www.neoforma.com are trademarks of Neoforma.com, Inc. Other Neoforma.com logos, product names, and service names are also trademarks of Neoforma.com, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.